Exhibit 10.50

Aravive, Inc.
RSU Award Grant Notice
(2019 Equity Incentive Plan)

Aravive, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”).  Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2019 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	[__________________________________________________________________].
Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement.

IMPORTANT INFORMATION REGARDING REJECTION OR ACCEPTANCE OF THE RSU AWARD AND SELL TO COVER ELECTION

Acceptance of the RSU Award: Please read this Grant Notice, the Agreement and the Plan carefully. If you do not wish to receive this RSU Award and/or you do not consent and agree to the terms and conditions on which this RSU Award is offered, as set forth in the this Grant Notice, the Agreement and the Plan, then you must reject the RSU Award by sending your written notice of rejection to the Plan Administrator at the Company’s principal executive offices, located at River Oaks Tower, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098 no later than the 60th calendar day following the Date of Grant (the “Rejection Deadline”).  However, if the Rejection Deadline does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to trade in Company securities, then the Rejection Deadline will be extended until the first business day thereafter on which you are permitted to trade in Company securities in accordance with the Company’s then-effective policy or policies on trading in Company securities. If you do not reject the RSU Award in accordance with this paragraph on or prior to the Rejection Deadline (as the same may be extended pursuant to the preceding sentence), then the RSU Award will be deemed to be accepted by you on the Rejection Deadline (as the same may be extended pursuant to the preceding sentence).  The date that this RSU Award is deemed accepted by you pursuant to this paragraph is referred to as the “Acceptance Date.”

If you reject the RSU Award in accordance with the previous paragraph, the RSU Award will be cancelled and your eligibility for any future or additional benefits under the RSU Award will terminate.  Similarly, your failure to reject the RSU Award in accordance with previous paragraph on or before the Rejection Deadline (as the same may be extended pursuant to the previous paragraph) will constitute your acceptance of the RSU Award and your agreement with all terms and conditions of the RSU Award, as set forth in the Notice, the Agreement and the Plan, in each case effective on the Acceptance Date.

Sell to Cover Election: By accepting the RSU Award as set forth above, you: (1) elect, on the Acceptance Date, to sell shares of Common Stock issued in respect of the RSU Award in an amount determined in accordance with Section 6(b) of the Agreement, and, on the Acceptance Date, you authorize and direct the Agent (as defined in the Agreement) to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 6(b) of the Agreement (a “Sell to Cover”); (2) direct the Company, on the Acceptance Date, to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represent and warrant that (i) you have carefully reviewed Section 6(b) of the Agreement, (ii) on the Acceptance Date, you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company, are not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, do not have, and will not attempt to exercise, authority, influence or control over any sales of Common Stock effected by the Agent pursuant to the Agreement, and are  making this election to Sell to Cover on the Acceptance Date in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act, and (iii) it is your intent that this election to Sell to Cover and Section 6(b) of the Agreement comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. You further acknowledge that by accepting this RSU Award as set forth above, you are adopting a 10b5-1 Plan (as defined in Section 6(b) of the Agreement) on the Acceptance Date to permit you to conduct a Sell to Cover sufficient to satisfy the Withholding Obligation as more specifically set forth in Section 6(b) of the Agreement.

Participant Acknowledgements:  By failing to notify the Company of your rejection of the RSU Award on or before the Rejection Deadline (as the same may be extended as set forth above), you understand and agree that as of the Acceptance Date:

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The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement (including the provisions of Section 6(b) thereof), all of which are made a part of this document.  Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

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You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus.  In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

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The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award, and (iii) any separate election you enter into with the Company’s written approval which is also applicable to the RSU Award.

Aravive, Inc.		Participant:

By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	RSU Award Agreement, 2019 Equity Incentive Plan

Aravive, Inc.

2019 Equity Incentive Plan

Award Agreement (RSU Award)

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) Aravive, Inc. (the “Company”) has granted you a RSU Award under its 2019 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”).  The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1.Governing Plan Document.  Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;

(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(c)Section 8(c) of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.Grant of the RSU Award.  This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”).  Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

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3.Dividends.  You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by your RSU Award.  Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.

4.Withholding Obligations.

(a)As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company.  Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award.  In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5.Date of Issuance.

(a)If the RSU Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Restricted Stock Units subject to your RSU Award, including any additional Restricted Stock Units received pursuant to Section 3 above that relate to those vested Restricted Stock Units on the applicable vesting date (the “Original Issuance Date”).  However, if the Original Issuance Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.  Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to sell shares of Common Stock on the open market to satisfy the Withholding Obligation; and (ii) the Company elects, prior to the Original Issuance Date, (x) not to satisfy the Withholding Obligation (as defined in Section 6(a) hereof) by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this RSU Award pursuant to Section 6 hereof, (y) not to permit you to then effect a Sell to Cover under the 10b5-1 Plan (as defined in Section 6(b) of this Agreement), and (z) not to permit you to satisfy the Withholding Obligation in cash, then such shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the

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first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of the Company’s Common Stock on the open market, as applicable (and regardless of whether there has been a termination of your Continuous Service before such time), but in no event later than (a) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of the taxable year in which the Original Issuance Date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this RSU Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). Delivery of the shares is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.

(b) To the extent the RSU Award is a Non-Exempt RSU Award, the provisions of Section 11 of the Plan shall apply.

6.Withholding Obligations.

(a)On or before the time you receive a distribution of Common Stock pursuant to your RSU Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your RSU Award (the “Withholding Obligation”).

(b)By accepting this RSU Award as set forth in the Grant Notice, you hereby (i) acknowledge and agree that you have elected a Sell to Cover (as defined in the Grant Notice) on the Acceptance Date to permit you to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 6(b) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 6(c) hereof and (ii) further acknowledge and agree to the following provisions, in each case on the Acceptance Date:

(i)You hereby irrevocably appoint E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to:

(1)Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the shares of Common Stock are delivered to you pursuant to Section 5 hereof in connection with the vesting of the Restricted Stock Units, the number (rounded up to the next whole number) of shares of Common Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Restricted Stock Units and the related issuance of shares of Common Stock to you that is not otherwise satisfied pursuant to Section 6(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

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(2) Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;

(3)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common Stock referred to in clause (1) above; and

(4)Remit any remaining funds to you.

(ii)You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 6(b) to sell Common Stock to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (your election to Sell to Cover and the provisions of this Section 6(b), collectively, the “10b5-1 Plan”). You acknowledge that by accepting this RSU Award as set forth in the Grant Notice, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to Section 6(b)(i) to satisfy your obligations hereunder.

(iii)You acknowledge that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account.  You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  In addition, you acknowledge that it may not be possible to sell shares of Common Stock as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Common Stock may be traded.  In the event of the Agent’s inability to sell shares of Common Stock, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in Section 6(b)(i)(1) above.

(iv)You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan.  The Agent is a third-party beneficiary of this Section 6(b) and the terms of this 10b5-1 Plan.

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(vi)Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. On the Acceptance Date, you have elected to Sell to Cover and to enter into this 10b5-1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of your Restricted Stock Units and the related issuance of shares of Common Stock has been satisfied.

(c)Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 6(b), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):

(i)Requiring you to pay to the Company any portion of the Withholding Obligation in cash;

(ii)Withholding from any compensation otherwise payable to you by the Company; and/or

(iii)Withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSU Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 5) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s or Affiliate’s tax withholding obligations as permitted while still avoiding classification of the RSU Award as a liability for financial accounting purposes and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee.

(d)Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(e)In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

7.Transferability.  Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution

8.Corporate Transaction.  Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

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9.No Liability for Taxes.  As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

10.Severability.  If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11.Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.

12.Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

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